EX-31 Rule 13a-14(d)/15d-14(d) Certifications.


I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2014-CCRE14 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, U.S. Bank National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the 175 West Jackson Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 175 West Jackson Mortgage Loan, U.S. Bank National Association, as Trustee for the 175 West Jackson Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 175 West Jackson Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 175 West Jackson Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 175 West Jackson Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 175 West Jackson Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 175 West Jackson Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Saint Louis Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the Saint Louis Galleria Mortgage Loan, U.S. Bank National Association, as Trustee for the Saint Louis Galleria Mortgage Loan, Situs Holdings, LLC, as Operating Advisor for the Saint Louis Galleria Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Saint Louis Galleria Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Saint Louis Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer (with respect to the obligation to make property protection and mortgage payment advances) of the Kalahari Resort and Convention Center Mortgage Loan, Prudential Asset Resources, Inc., as Primary Servicer (except with respect to the obligation to make property protection and mortgage payment advances) for the Kalahari Resort and Convention Center Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the Kalahari Resort and Convention Center Mortgage Loan, U.S. Bank National Association, as Trustee for the Kalahari Resort and Convention Center Mortgage Loan, and Situs Holdings, LLC, as Operating Advisor for the Kalahari Resort and Convention Center Mortgage Loan.



        Dated: March 23, 2017


        /s/ Helaine M. Kaplan


        President
        (senior officer in charge of securitization of the depositor)